                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                     at the close of business June 30, 2001,
                  in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                            DOLLAR AMOUNTS
                     ASSETS                                  IN MILLIONS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ....................................   $  21,536
     Interest-bearing balances ............................      31,428
Securities:
Held to maturity securities................................         481
Available for sale securities..............................      60,903
Federal funds sold and securities purchased under
     agreements to resell .................................      42,824
Loans and lease financing receivables:
     Loans and leases held for sale........................       3,856
     Loans and leases, net of unearned income      $155,575
     Less: Allowance for loan and lease losses        2,276
     Loans and leases, net of unearned income and
     allowance ............................................     153,299
Trading Assets.............................................      66,636
Premises and fixed assets (including capitalized leases)...       4,468
Other real estate owned....................................
Investments in unconsolidated subsidiaries and
     associated companies..................................         353
Customers' liability to this bank on acceptances
     outstanding ..........................................         346
Intangible assets
        Goodwill...........................................       1,785
        Other Intangible assets............................       4,365
Other assets ..............................................      19,923
                                                               --------
TOTAL ASSETS ..............................................    $412,248
                                                               ========

                   LIABILITIES

Deposits
     In domestic offices ..................................    $137,865
     Noninterest-bearing ..................................     $56,799
     Interest-bearing .....................................      81,066
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ...............................     113,924
        Noninterest-bearing................................    $  6,537
     Interest-bearing .....................................     107,387

Federal funds purchased and securities sold under
agreements to repurchase ..................................      65,474
Trading liabilities .......................................      39,611
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases).............      10,573
Bank's liability on acceptances executed and outstanding...         346
Subordinated notes and debentures .........................       6,355
Other liabilities .........................................      14,772
TOTAL LIABILITIES .........................................     388,920
Minority Interest in consolidated subsidiaries ............          89


                  EQUITY CAPITAL

Perpetual preferred stock and related surplus..............           0
Common stock ..............................................       1,211
Surplus  (exclude all surplus related to preferred stock)..      12,715
    Retained earnings......................................       9,985
    Accumulated other comprehensive income.................        (672)
Other equity capital components............................       .   0
TOTAL EQUITY CAPITAL ......................................      23,239
                                                               --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL       $412,248
                                                               ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.


                                     WILLIAM B. HARRISON JR.     )
                                     DOUGLAS A. WARNER III       ) DIRECTORS
                                     WILLIAM H. GRAY III         )


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